Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President and CFO

(540) 829-1603

farrarj@vfgi.net

VIRGINIA FINANCIAL GROUP, INC. ANNOUNCES 18%

GROWTH IN THIRD QUARTER EARNINGS

Culpeper, VA-Virginia Financial Group, Inc. (NASDAQ: VFGI) today reported third quarter 2005 earnings of $4.7 million, an increase of 18.2% compared to earnings of $4.0 million for the third quarter of 2004. Net income per diluted share was $.65, also up 18.2% compared to $.55 for the same period in 2004. VFG’S earnings for the third quarter of 2005 produced an annualized return on average assets (ROA) of 1.26% and an annualized return on average equity (ROE) of 14.03%, compared to prior year ratios of 1.11% and 12.99%, respectively. For the first nine months of 2005, net income was $13.2 million, up 18.6% from $11.1 million for the same period in 2004. Net income per diluted share was $1.83, up 18.1% from $1.55 for the first nine months of 2004. ROA and ROE for the nine month period was 1.20% and 13.60%, respectively, compared to 1.05% and 12.24% for the same period in 2004.

O.R. Barham, Jr., President and CEO, commented, “We are quite pleased with our results for the quarter, particularly with revenue and balance sheet growth. Revenue growth was fueled by an 18.5% annualized growth rate in loans for the quarter and a 13 basis point improvement in net interest margin sequentially. We saw our efficiency ratio drop to its lowest level in several years, and our return on average equity eclipse 14% for the quarter. Deposit growth also showed some improvement, and we are excited about the prospects of deposit growth from new branches coming on-line in the next several quarters. Our balance sheet reached the $1.5 billion level, an important milestone and one in which we can be proud of.”

REVENUE GROWTH

Total revenue, comprised of net interest income and noninterest income, was $18.5 million for the third quarter of 2005, an increase of $1.7 million or 10.3% over $16.8 million in 2004. The largest component, net interest income, amounted to $14.7 million for the third quarter, up $1.5 million or 11.4% compared with $13.2 million for the same quarter in 2004. For the nine months ended September 30, 2005, net interest income was $41.6 million, an increase of $3.4 million or 8.9% from $38.2 million for the same period in 2004. Improvements in the growth and mix of average earning assets, coupled with net interest margin expansion, were primarily contributors to this growth. The net interest margin for the third quarter of 2005 was 4.36%, up thirteen basis points sequentially compared to 4.23% for the second quarter of 2005, and up twenty-two basis points when compared to 4.14% for the third quarter of 2004. The net interest margin for the nine month period ended September 30, 2005 was 4.25%, compared to 4.09% for the same period in 2004.

Total noninterest income was $3.9 million for the third quarter of 2005, an increase of $228 thousand or 6.3% compared to $3.6 million for the third quarter of 2004. Retail banking fees decreased $266 thousand or 13.2% to $1.7 million, compared to $2.0 million in the third quarter of 2004. VFG continues to see decline in the volume of NSF charges attributable to trends noted with respect to a corresponding decrease in paper items processed and increase in pre-authorized electronic banking transactions such as ATM and debit card transactions. VFG experienced higher revenues and profitability from mortgage operations, with gross mortgage banking fees amounting to $1.0 million, a increase of $488 thousand or 91.4%, as compared to $534 thousand for the third quarter of 2004, and up sequentially $345 thousand or 51.1% from the second quarter of 2005. Revenues and profitability are anticipated to decline somewhat in the fourth quarter due to seasonal fluctuation and potential increases in mortgage rates.

NONINTEREST EXPENSE AND EFFICIENCY

Noninterest expense for the third quarter of 2005 amounted to $11.1 million, up $661 thousand or 6.3% from $10.4 million for the same period in 2004, and up sequentially $293 thousand or 2.7% from the second quarter of 2005. For the nine month period ended September 30, 2005, noninterest expense amounted to $32.4 million, an increase of $921 thousand or 2.9% over $31.5 million for the same period in 2004. The relatively modest increases are attributable to a fairly stable full-time equivalent employee count and related costs associated with health and welfare benefits, no significant expansion activities during the period, and general improvements in overall efficiency. Some acceleration of costs associated with training and professional fees was noted in the quarter, and management anticipates that these increases will continue to grow to a more normalized level as it accelerates its expansion efforts and completes several sales and credit training initiatives in the fourth quarter of 2005. VFG’s efficiency ratio was 58.3% for the quarter, compared to 60.2% for the same quarter in 2004. For the nine month period ended September 30, 2005, the efficiency ratio was 59.6%, compared to 62.1% for the same period in 2004.

BALANCE SHEET

Average loans for the third quarter were $1.13 billion, up $121.3 million or 12.0% from the third quarter of 2004, and average total assets were $1.48 billion, up $54.8 million or 3.8% from the third quarter of 2004. Loan growth for the third quarter of 2005 was $51.5 million or 4.6%, with approximately 70% of the increase originating from the non-residential real estate component of the portfolio. Third quarter 2005 loan growth was funded from maturities and pay downs in the securities portfolio of $12.9 million, deposit growth of $19.7 million and wholesale funding of $16.8 million.

Deposit growth was predominately in the money market component, with money market balances up $27.5 million or 7.8% for the quarter, reflecting a successful deposit campaign during the period. Non-interest bearing demand deposits were down $8.1 million or 3.1% for the quarter, due to lower balances associated with real estate closings, but are up $36.7 million or 16.6% when compared to a year ago.

At September 30, 2005 VFG had total assets of $1.50 billion, compared to $1.44 billion at September 30, 2004. Shareholder’s equity at September 30, 2005 was $134.5 million, an increase of $8.4 million or 6.7% compared to September 30, 2004. Shareholder’s equity represented 8.91% of total assets at September 30, 2005, while tangible equity capital represented 7.78% of tangible assets at September 30, 2005. Book value at September 30, 2005 was $18.70 per share, compared to $17.55 at September 30, 2004.

ASSET QUALITY

Asset quality remains strong, with VFG’s ratio of non-performing assets as a percentage of total assets amounting to .11% as of September 30, 2005, compared to ..28% at September 30, 2004 and .11% at June 30, 2005. Net charge-offs as a percentage of average loans receivable amounted to .01% for the quarter and .02% for the nine month period ended September 30, 2005, compared to .01% and .04% for the same periods in 2004. At September 30, 2005, the allowance for loan losses was approximately eight times the level of non-performing assets, while the allowance as a percentage of total loans amounted to 1.13%. VFG decreased its provision for loan losses by $133 thousand or 20.9%, from $636 thousand for the three months ended September 30, 2004 compared to $503 thousand for the three months ended September 30, 2005, consistent with charge-off experience and general improvement in asset quality during the period.

UPDATE ON SUPERVISORY AGREEMENT REGARDING BANK SECRECY ACT COMPLIANCE

VFG has received verbal notification from the Federal Reserve Bank of Richmond that it now is in full compliance with Bank Secrecy Act (“BSA”) regulations, and has recommended the lifting of the supervisory agreement to the Federal Reserve Board. VFG continues to anticipate this event occurring in the near future, but can give no assurances as to the timing of such event.

ABOUT VFG

VFG is the holding company for Planters Bank & Trust Company of Virginia – in Staunton; Second Bank & Trust – in Culpeper; Virginia Heartland Bank – in Fredericksburg and Virginia Commonwealth Trust Company – in Culpeper. The Company is a traditional community banking provider, offering a full range of business and consumer banking services including trust and asset management service via its trust company affiliate. The organization maintains a network of thirty-five branches serving Central and Southwest Virginia. It also maintains five trust and investment service offices in its markets, and loan production offices located in Charlottesville and Lynchburg.

NON-GAAP FINANCIAL MEASURES

This report refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income excluding gain on sale of securities. This is a non-GAAP financial measure that we believe provides investors with important information regarding our operational efficiency. Such information is not in accordance with generally accepted accounting principles (GAAP) and should not be construed as such. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information not be viewed as a substitute for GAAP. VFG, in referring to its net income, is referring to income under generally accepted accounting principles, or “GAAP”.

FORWARD LOOKING STATEMENTS

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as “believes”, “expects”, “anticipates” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. VFG wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect VFG’s actual results, causing actual results to differ materially from those in any forward looking statement. These factors include: (i) expected cost savings from VFG’s acquisitions and dispositions, (ii) competitive pressure in the banking industry or in VFG’s markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, or VFG may not be released from its supervisory agreement with the Federal Reserve related to Bank Secrecy Compliance within anticipated timeframes, (vi) changes may occur in general business conditions and (vii) changes may occur in the securities markets. Please refer to VFG’s filings with the Securities and Exchange Commission for additional information, which may be accessed at www.vfgi.net.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

	For the Three Months Ended		Percent Increase (Decrease)
	9/30/2005	9/30/2004
INCOME STATEMENT
Interest income - taxable equivalent	$21,091	$18,372	14.80%
Interest expense	6,040	4,775	26.49%
Net interest income - taxable equivalent	15,051	13,597	10.69%
Less: taxable equivalent adjustment	394	436	-9.63%
Net interest income	14,657	13,161	11.37%
Provision for loan and lease losses	503	636	-20.91%
Net interest income after provision for loan and lease losses	14,154	12,525	13.01%
Noninterest income	3,870	3,642	6.26%
Noninterest expense	11,094	10,433	6.34%
Provision for income taxes	2,211	1,743	26.85%
Net income	$4,719	$3,991	18.24%
PER SHARE DATA
Basic earnings	$0.66	$0.56	17.86%
Diluted earnings	$0.65	$0.55	18.18%
Shares outstanding	7,170,828	7,160,417
Weighted average shares -
Basic	7,170,525	7,160,417
Diluted	7,218,383	7,201,641
Dividends paid on common shares	$0.21	$0.20
PERFORMANCE RATIOS
Return on average assets	1.26%	1.11%	13.51%
Return on average equity	14.03%	12.99%	8.01%
Return on average realized equity (A)	14.03%	13.12%	6.94%
Net interest margin (taxable equivalent)	4.36%	4.14%	5.31%
Efficiency (taxable equivalent) (B)	58.29%	60.25%	-3.26%
ASSET QUALITY
Allowance for loan losses
Beginning of period	$12,664	$10,799
Provision for loan losses	503	636
Charge offs	(84)	(184)
Recoveries	44	49
End of period	$13,127	$11,300

NOTES:	Applicable ratios are annualized

(A)	Excludes the effect on average stockholders’ equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.

(B)	Excludes securities gains (losses) and foreclosed property expense for all periods.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

	For the Nine Months Ended		Percent Increase (Decrease)
	9/30/2005	9/30/2004
INCOME STATEMENT
Interest income - taxable equivalent	$60,002	$53,917	11.29%
Interest expense	17,173	14,356	19.62%
Net interest income - taxable equivalent	42,829	39,561	8.26%
Less: taxable equivalent adjustment	1,199	1,346	-10.92%
Net interest income	41,630	38,215	8.94%
Provision for loan and lease losses	1,595	1,953	-18.33%
Net interest income after provision for loan and lease losses	40,035	36,262	10.40%
Noninterest income	11,643	11,048	5.39%
Noninterest expense	32,424	31,503	2.92%
Provision for income taxes	6,051	4,676	29.41%
Net income	$13,203	$11,131	18.61%
PER SHARE DATA
Basic earnings	$1.84	$1.56	17.95%
Diluted earnings	$1.83	$1.55	18.06%
Shares outstanding	7,170,828	7,160,417
Weighted average shares -
Basic	7,166,947	7,157,833
Diluted	7,215,668	7,201,815
Dividends paid on common shares	$0.62	$0.58
PERFORMANCE RATIOS
Return on average assets	1.20%	1.05%	14.29%
Return on average equity	13.60%	12.24%	11.11%
Return on average realized equity (A)	13.67%	12.55%	8.92%
Net interest margin (taxable equivalent)	4.25%	4.09%	3.91%
Efficiency (taxable equivalent) (B)	59.64%	62.13%	-4.01%
ASSET QUALITY
Allowance for loan losses
Beginning of period	$11,706	$9,743
Provision for loan losses	1,595	1,953
Charge offs	(403)	(538)
Recoveries	229	142
End of period	$13,127	$11,300
Non-performing assets:
Non-accrual loans	$1,422	$2,116
Loans 90+ days past due and still accruing	—	1
Other real estate owned	41	5
Troubled debt restructurings	173	1,937
Total non-performing assets	$1,636	$4,059
to total assets:	0.11%	0.28%
to total loans plus OREO:	0.14%	0.39%
Allowance for loan losses to total loans	1.13%	1.09%
Net charge-offs (recoveries)	$174	$396
Net charge-offs to average loans outstanding	0.02%	0.04%

NOTES:	Applicable ratios are annualized

(A)	Excludes the effect on average stockholders’ equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.

(B)	Excludes securities gains (losses) and foreclosed property expense for all periods.

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands, except per share data)

	9/30/2005	9/30/2004	Percent Increase (Decrease)
SELECTED BALANCE SHEET DATA
End of period balances
Cash and Cash Equivalents	$52,874	$52,662	0.40%
Securities available for sale	215,070	292,096	-26.37%
Securities held to maturity	4,284	5,846	-26.72%
Total securities	219,354	297,942	-26.38%
Real estate - construction	132,073	106,356	24.18%
Real estate - 1-4 family residential	325,860	316,425	2.98%
Real estate - commercial and multifamily	577,243	479,760	20.32%
Commercial, financial and agricultural	84,951	82,307	3.21%
Consumer loans	41,943	45,587	-7.99%
All other loans	2,496	2,740	-8.91%
Total loans	1,164,566	1,033,175	12.72%
Deferred loan costs	476	333	42.94%
Allowance for loan losses	(13,127)	(11,300)	16.17%
Net loans	1,151,915	1,022,208	12.69%
Other assets	133,624	119,606	11.72%
Total assets	1,504,893	1,439,756	4.52%
Non-interest bearing deposits	257,019	220,355	16.64%
Money market & interest checking	379,579	389,970	-2.66%
Savings	129,051	141,508	-8.80%
CD’s and other time deposits	503,180	498,888	0.86%
Total deposits	1,268,829	1,250,721	1.45%
Short-term borrowed funds	37,481	20,400	83.73%
Trust preferred capital notes	20,619	20,000	3.10%
Federal Home Loan Bank advances	35,000	14,080	148.58%
Other liabilities	8,856	8,876	-0.23%
Total liabilities	1,370,785	1,314,077	4.32%
Total stockholders’ equity	$134,108	$125,679	6.71%
Accumulated Comprehensive Income (Loss)	$(480)	$2,903	-116.53%

Average balances
	For the Nine Months Ended		Percent Increase (Decrease)
	9/30/2005	9/30/2004
Total assets	$1,465,144	$1,411,928	3.77%
Total stockholders’ equity	$129,799	$121,472	6.86%

	For the Three Months Ended
	9/30/2005	9/30/2004
Total assets	$1,480,148	$1,425,341	3.85%
Total stockholders’ equity	$133,444	$122,230	9.17%

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands)

	For the Three Months Ended		Percent Increase (Decrease)
	9/30/2005	9/30/2004
Interest Income
Interest and fees on loans	$18,335	$14,969	22.49%
Interest on deposits in other banks	5	1	400.00%
Interest and dividends on securities:
Taxable	1,530	2,115	-27.66%
Tax-exempt	642	696	-7.76%
Dividends	79	132	-40.15%
Interest income on federal funds sold	106	23	360.87%
Total interest income	20,697	17,936	15.39%
Interest Expense
Interest on deposits	5,195	4,322	20.20%
Interest on federal funds repurchased and securities sold under agreements to repurchase	135	47	187.23%
Interest on Federal Home Loan Bank advances	313	181	72.93%
Interest on trust preferred capital notes	328	220	49.09%
Interest on other short-term borrowings	69	5	1280.00%
Total interest expense	6,040	4,775	26.49%
Net interest income	14,657	13,161	11.37%
Provision for loan losses	503	636	-20.91%
Net interest income after provision for loan losses	14,154	12,525	13.01%
Noninterest Income
Retail banking fees	1,745	2,011	-13.23%
Commissions and fees from fiduciary activities	696	676	2.96%
Investment fee income	158	169	-6.51%
Other operating income	247	252	-1.98%
Gains (losses) on sale of fixed assets	2	—	—
Gains (losses) on securities available for sale	—	—	—
Gains (losses) on sale of other real estate owned	—	—	—
Gains (losses) on sale of branches	—	—	—
Gain on sale of mortgage loans	1,022	534	91.39%
Total noninterest income	3,870	3,642	6.26%
Noninterest Expense
Compensation and employee benefits	6,456	5,793	11.44%
Net occupancy expense	787	697	12.91%
Supplies and equipment expenses	919	1,085	-15.30%
Amortization-intangible assets	158	173	-8.67%
Marketing	296	165	79.39%
State franchise taxes	208	145	43.45%
Data processing	315	350	-10.00%
Telecommunications	273	227	20.26%
Professional fees	232	162	43.21%
Other operating expenses	1,450	1,636	-11.37%
Total noninterest expense	11,094	10,433	6.34%
Income before income taxes	6,930	5,734	20.86%
Income tax expense	2,211	1,743	26.85%
Net income	$4,719	$3,991	18.24%

QUARTERLY PERFORMANCE SUMMARY

Virginia Financial Group, Inc. (NASDAQ: VFGI)

(Dollars in thousands)

	For the Nine Months Ended		Percent Increase (Decrease)
	9/30/2005	9/30/2004
Interest Income
Interest and fees on loans	$51,501	$43,263	19.04%
Interest on deposits in other banks	11	3	266.67%
Interest and dividends on securities:
Taxable	4,955	6,859	-27.76%
Tax-exempt	1,949	2,158	-9.68%
Dividends	261	256	1.95%
Interest income on federal funds sold	126	32	293.75%
Total interest income	58,803	52,571	11.85%
Interest Expense
Interest on deposits	14,815	13,093	13.15%
Interest on federal funds repurchased and securities sold under agreements to repurchase	423	161	162.73%
Interest on Federal Home Loan Bank advances	742	519	42.97%
Interest on trust preferred capital notes	904	442	104.52%
Interest on other short-term borrowings	289	141	104.96%
Total interest expense	17,173	14,356	19.62%
Net interest income	41,630	38,215	8.94%
Provision for loan losses	1,595	1,953	-18.33%
Net interest income after provision for loan losses	40,035	36,262	10.40%
Noninterest Income
Retail banking fees	5,219	5,610	-6.97%
Commissions and fees from fiduciary activities	2,207	2,136	3.32%
Investment fee income	519	514	0.97%
Other operating income	1,220	773	57.83%
Gains (losses) on sale of fixed assets	1	—	—
Gains (losses) on securities available for sale	296	—	—
Gains (losses) on sale of other real estate owned	—	—	—
Gains (losses) on sale of branches	—	—	—
Gain on sale of mortgage loans	2,181	2,015	8.24%
Total noninterest income	11,643	11,048	5.39%
Noninterest Expense
Compensation and employee benefits	18,552	17,601	5.40%
Net occupancy expense	2,184	2,073	5.35%
Supplies and equipment expenses	3,127	3,224	-3.01%
Amortization-intangible assets	485	520	-6.73%
Marketing	754	467	61.46%
State franchise taxes	662	455	45.49%
Data processing	942	1,091	-13.66%
Telecommunications	770	794	-3.02%
Professional fees	629	653	-3.68%
Other operating expenses	4,319	4,624	-6.60%
Total noninterest expense	32,424	31,502	2.93%
Income before income taxes	19,254	15,808	21.80%
Income tax expense	6,051	4,677	29.38%
Net income	$13,203	$11,131	18.61%

VIRGINIA FINANCIAL GROUP INC.

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES

THREE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

(Dollars in thousands)

	Three months ended September 30,
	2005			2004
Dollars in thousands	Average Balance	Interest Inc/Exp	Average Rates	Average Balance	Interest Inc/Exp	Average Rates
Assets
Loans receivable, net	$1,130,355	$18,383	6.45%	$1,009,099	$15,028	5.92%
Investment securities
Taxable	164,792	1,610	3.88%	226,491	2,249	3.95%
Tax exempt	61,207	988	6.40%	65,268	1,072	6.53%

Total investments	225,999	2,598	4.56%	291,759	3,321	4.53%
Interest bearing deposits	823	4	1.93%	323	1	1.03%
Federal funds sold	12,422	106	3.39%	5,962	22	0.92%

	239,244	2,708	4.49%	298,044	3,344	4.46%

Total earning assets	1,369,599	21,091	6.11%	1,307,143	18,372	5.59%

Total nonearning assets	110,549			118,198

Total assets	$1,480,148			$1,425,341

Liabilities and Stockholders’ Equity
Interest-bearing deposits
Interest checking	$189,899	$202	0.42%	$196,015	$185	0.38%
Money market	176,364	601	1.35%	181,754	414	0.91%
Savings	130,959	222	0.67%	144,072	233	0.64%
Time deposits:
Less than $100,000	363,943	2,883	3.14%	369,101	2,470	2.66%
$100,000 and more	138,015	1,287	3.70%	122,270	1,020	3.32%

Total interest-bearing deposits	999,180	5,195	2.06%	1,013,212	4,322	1.70%
Federal funds purchased and securities sold under agreements to repurchase	17,607	135	3.04%	21,755	46	0.84%
Trust preferred capital notes	20,619	328	6.31%	20,000	221	4.40%
Other short term borrowings	11,702	69	2.34%	1,293	5	1.54%
Federal Home Loan Bank advances	31,105	313	3.99%	13,505	181	5.33%

	81,033	845	4.14%	56,553	453	3.19%

Total interest-bearing liabilities	1,080,213	6,040	2.22%	1,069,765	4,775	1.78%

Total noninterest-bearing liabilities	266,491			233,346

Total liabilities	1,346,704			1,303,111
Stockholders’ equity	133,444			122,230

Total liabilities and stockholders’ equity	$1,480,148			$1,425,341

Net interest income (tax equivalent)		$15,051			$13,597

Average interest rate spread			3.89%			3.81%
Interest expense as percentage of average earning assets			1.75%			1.45%
Net interest margin			4.36%			4.14%

VIRGINIA FINANCIAL GROUP INC.

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES

NINE MONTHS ENDED SEPTEMBER 30, 2005 AND 2004

(Dollars in thousands)

	Nine months ended September 30,
	2005			2004
Dollars in thousands	Average Balance	Interest Inc/Exp	Average Rates	Average Balance	Interest Inc/Exp	Average Rates
Assets
Loans receivable, net	$1,102,011	$51,650	6.27%	$976,363	$43,439	5.94%
Investment securities
Taxable	178,407	5,216	3.91%	242,746	7,115	3.92%
Tax exempt	61,645	2,999	6.50%	67,586	3,328	6.58%

Total investments	240,052	8,215	4.58%	310,332	10,443	4.49%
Interest bearing deposits	524	11	2.81%	458	3	0.78%
Federal funds sold	6,417	126	2.63%	3,357	32	0.93%

	246,993	8,352	4.53%	314,147	10,478	4.46%

Total earning assets	1,349,004	60,002	5.95%	1,290,510	53,917	5.58%

Total nonearning assets	116,140			121,418

Total assets	$1,465,144			$1,411,928

Liabilities and Stockholders’ Equity
Interest-bearing deposits
Interest checking	$194,863	$601	0.41%	$193,991	$754	0.52%
Money market	172,382	1,544	1.20%	173,922	1,195	0.92%
Savings	132,972	665	0.67%	140,716	718	0.68%
Time deposits:
Less than $100,000	365,460	8,454	3.09%	370,700	7,426	2.68%
$100,000 and more	133,570	3,551	3.55%	119,364	3,000	3.36%

Total interest-bearing deposits	999,247	14,815	1.98%	998,693	13,093	1.75%
Federal funds purchased and securities sold under agreements to repurchase	22,868	423	2.47%	25,919	161	0.83%
Trust preferred capital notes	20,619	904	5.86%	14,380	442	4.11%
Other short term borrowings	13,503	289	2.86%	12,798	141	1.47%
Federal Home Loan Bank advances	21,913	742	4.53%	12,585	519	5.51%

	78,903	2,358	4.00%	65,682	1,263	2.57%

Total interest-bearing liabilities	1,078,150	17,173	2.13%	1,064,375	14,356	1.80%

Total noninterest-bearing liabilities	257,195			226,081

Total liabilities	1,335,345			1,290,456
Stockholders’ equity	129,799			121,472

Total liabilities and stockholders’ equity	$1,465,144			$1,411,928

Net interest income (tax equivalent)		$42,829			$39,561

Average interest rate spread			3.82%			3.78%
Interest expense as percentage of average earning assets			1.70%			1.49%
Net interest margin			4.25%			4.09%